POWER OF ATTORNEY

The undersigned, as a Section 16 reporting person of eHealth, Inc. (the "Corporation") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby constitutes and appoints Christine Janofsky, John Dolan, Gavin Galimi, Julian Hwang, Sonwha Lee, Joty Thind and Gabriella Gelardi of the Corporation, and Patrick Schultheis and Jeana Kim of Wilson Sonsini Goodrich and Rosati, P.C. ("WSGR"), each acting solely in his or her capacity as an employee of the Corporation or WSGR, as applicable, and each of them, as the undersigned's true and lawful attorney-in-fact for the following actions (only for so long as such individual remains an employee of the Corporation or WSGR, as applicable):

.. to complete and execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission a Form ID application, including amendments thereto, and any other documents necessary or appropriate to obtain and/or regenerate codes, passwords and passphrase enabling the undersigned to make electronic filings with the Securities and Exchange Commission;
.. to complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation; and
.. to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney-in-fact shall deem necessary or appropriate.

The undersigned hereby ratifies and confirms all that said attorneys in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

I hereby revoke any and all powers of attorney relating to the foregoing actions that previously have been signed by me. However, the preceding sentence shall not have the effect of revoking any powers of attorney that are unrelated to the foregoing actions that previously have been signed by me.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 16, 2022.

Signature: /s/ Beth A. Brooke

Print Name: Beth A. Brooke